EXHIBIT 10.35

AMENDMENT TO THE

AMENDED AND RESTATED

NON-QUALIFIED PENSION PLAN

FOR OUTSIDE DIRECTORS

OF

TIDEWATER INC.

WHEREAS, Tidewater Inc., a Delaware corporation (the “Company”), has in effect the Amended and Restated Non-Qualified Pension Plan for Outside Directors most recently amended on February 1, 2007 (the “Plan”);

WHEREAS, the Board of Directors of the Company wishes to further amend the Plan to permit a participant to make a change to a payout election under the transition rules applicable to Section 409A of the Internal Revenue Code, as amended.

NOW THEREFORE, the Plan is hereby amended to replace and supersede Section 5 of the amendment to the Plan dated November 2006 with the following:

5. Payment Elections.

(a) As permitted by the transition rules under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), the Plan, as amended hereby, allows an Outside Director to make an election by December 31, 2008 to receive his Pension benefit in a lump sum on the first business day of the calendar quarter following the date the Outside Director ceased to serve as a member of the Board of Directors; provided, however, that any such election shall not take effect for 12 months from the date such election is received by the Company. If an Outside Director makes an election to receive payment in a lump sum and leaves the Board within 12 months of making the lump sum election, the election will have no effect and quarterly payments of benefits will be made.

(b) If an Outside Director makes an election to be paid out in a lump sum, the lump sum amount shall be calculated by applying the Company’s Cost of Borrowed Funds as the present value discount rate.

(c) The Election Form shall be in a form approved by the Plan Administrator.

Executed effective as of the 30 th day of January, 2008.

TIDEWATER INC.

By:	/s/ Bruce D. Lundstrom
Bruce D. Lundstrom
Senior Vice President,
General Counsel, and Secretary